EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Australia
Foster Wheeler (QLD) Pty Limited, Brisbane
Foster Wheeler (WA) Pty Limited, Perth

Bermuda
Continental Finance Company Ltd., Hamilton
Foster Wheeler Holdings Ltd., Hamilton
Foster Wheeler Ltd., Hamilton
Foster Wheeler Trading Company, Ltd., Hamilton
FW European E&C Ltd., Hamilton
FW Management Operations, Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
York Jersey Liability Ltd., Hamilton

Brazil
Foster Wheeler America Latina, Ltda., Sao Paulo

Brunei
Foster Wheeler (B) Sdn Bhd, Bandar Seri Begawan

Canada
Foster Wheeler Canada Ltd., Niagara-on-the-Lake, Ontario
Foster Wheeler Canadian Resources Ltd., Calgary, Alberta
Foster Wheeler Power Company Ltd. — La Societe D’Energie Foster Wheeler Ltee., Montreal, Quebec

Channel Islands
FW Overseas Operations Limited, Jersey

Chile
Foster Wheeler Chile, S.A., Santiago de Chile
Foster Wheeler Talcahuano Operaciónes y Mantenciones Limitada, Talcahuano

China
Foster Wheeler International Trading (Shanghai) Company Limited, Shanghai
Foster Wheeler International Engineering & Consulting (Shanghai) Company Limited, Shanghai
Foster Wheeler Power Group Asia Limited, Hong Kong

Cyprus
Manops Limited, Nicosia

Egypt
Foster Wheeler Petroleum Services S.A.E., Alexandria

Finland
Foster Wheeler Energia Oy, Espoo
TR — Tech Int. Oy, Espoo

France
Foster Wheeler France S.A., Paris

EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
(Continued)

Germany
Foster Wheeler Energie GmbH, Dusseldorf

Gibraltar
Foster Wheeler (Gibraltar) Holdings Limited, Gibraltar

Greece
Foster Wheeler Arcadia Monoprossopi Epe Aiolika Parka Sarl, Athens
Foster Wheeler Hellas Engineering and Construction Societe Anonyme, Athens

Hungary
FW Hungary Licensing Limited Liability Company, Budapest

India
Foster Wheeler Bengal Private Limited, Bengal
Foster Wheeler India Private Limited, Chennai

Indonesia
PT. Foster Wheeler Services, Jakarta

Ireland
Biokinetics Ireland Limited, Graiguecullen

Italy
Foster Wheeler Continental Europe S.r.l., Milan
Foster Wheeler Continental U.S. S.r.l., Milan
Foster Wheeler Global E&C S.r.l., Milan
Foster Wheeler Italiana S.p.A., Milan
FW Power S.r.l., Milan
World Services Italia S.p.A., Milan

Kazakhstan
Foster Wheeler Kazakhstan LLP, Kazakhstan

Luxembourg
Financial Services S.a r.l., Luxembourg

Malaysia
Foster Wheeler (Malaysia) Sdn. Bhd., Kuala Lumpur

Mauritius
P.E. Consultants, Inc., Port Louis

Netherlands
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Europe B.V., Amsterdam
FW Netherlands C.V., Amsterdam

EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
(Continued)

Nigeria
Foster Wheeler (Nigeria) Limited, Lagos

Philippines
Foster Wheeler (Philippines) Corporation, Makati City

Poland
Foster Wheeler Energia Polska Sp. z o.o., Warsaw

Portugal
F.W. — Gestao E Servicos, S.A., Lisbon

Russia
Foster Wheeler OOO, Moscow

Singapore
Foster Wheeler Asia Pacific Pte. Ltd., Singapore
Foster Wheeler Eastern Private Limited, Singapore

South Africa
Foster Wheeler Properties (Pty) Limited, Midrand

Spain
Foster Wheeler Energia, S.A., Madrid
Foster Wheeler Iberia, S.A., Madrid
Foster Wheeler Trading Co. A.G., S.A., Madrid
FW Energie Holdings Spain, S.L., Madrid

Sweden
Foster Wheeler Energi Aktiebolag, Norrkoping

Switzerland
Foster Wheeler AG, Zug
Foster Wheeler Engineering A.G., Basel
Foster Wheeler Trading Company A.G., Zug
FW Financial Holdings GmbH, Schaffthausen

Thailand
Foster Wheeler (Thailand) Limited, Cholburi, Sriracha
Foster Wheeler Service (Thailand) Limited, Rayong Province

Turkey
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik A. S., Istanbul

United Kingdom
Foster Wheeler Energy Limited, Reading
Foster Wheeler Environmental (UK) Limited, Reading
Foster Wheeler Europe, Reading

EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
(Continued)

Foster Wheeler Limited (England), Reading
Foster Wheeler (G.B.) Limited, Reading
Foster Wheeler (Indonesia) Ltd., Reading
Foster Wheeler (London) Limited, Reading
Foster Wheeler (Pacific) Limited, Reading
Foster Wheeler (Process Plants) Limited, Reading
Foster Wheeler North-West Shelf Limited, Reading
Foster Wheeler Petroleum Development Limited, Reading
Foster Wheeler World Services Limited, Reading
FW Management Operations (U.K.) Limited, Reading
Process Industries Agency Limited, Reading
Process Plants Suppliers Limited, Reading
Tray (UK) Limited, Reading
Tray Field Services Limited, Reading

United States
Biokinetics, Inc., Delaware
Camden County Energy Recovery Associates L.P., New Jersey
Camden County Energy Recovery Corp., Delaware
Energia Holdings, LLC, Delaware
Equipment Consultants, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Asia Limited, Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S., LLC, Delaware
Foster Wheeler Development Corporation, Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy Manufacturing, Inc., Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Facilities Management, Inc., Delaware
Foster Wheeler Inc., Delaware
Foster Wheeler Intercontinental Corporation, Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler International Holdings, Inc., Delaware
Foster Wheeler LLC, Delaware
Foster Wheeler Maintenance, Inc., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler North America Corp., Delaware
Foster Wheeler Operations, Inc., Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corp., Delaware
Foster Wheeler Realty Services Inc., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Twin Cities, Inc., Delaware

EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
(Continued)
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler Zack, Inc., Delaware
Process Consultants, Inc., Delaware
Pyropower Operating Services Company, Inc., California

Venezuela
Foster Wheeler Caribe Corporation, C.A., Caracas

EXHIBIT 21.0
SUBSIDIARIES OF THE REGISTRANT
Foster Wheeler AG (Parent)
Significant Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
(Continued)

Chile
Construcciòn e Ingenieria Chile FI Limitada (50%)
Construcciòn e Ingenieria FIM Chile Limitada (33.33%)
Energia de Concon, S.A. (17%)
Petropower Energia Limitada, Santiago (85%)

China
Foster Wheeler Power Machinery Company Limited, Guangdong Province (52%)
BSF China Company, Limited, Hong Kong (33.33%)

Finland
Oy Bioflow Ab, Espoo (51%)
Warkaus Works Oy, Varkaus (50%)

Ireland
Project Management Holdings Limited, Dublin (25%)

Italy
Anemopetra S.r.l., Milan (50%)
Centro Energia Ferrara S.p.A., Milan (41.65%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Teverola S.p.A., Milan (41.65%)
Consorzio T.A.V.E Tecnologie Ambientali Venete, Venice (25%)
Lomellina Energia S.r.l., Milan (39.2%)
MF Waste S.r.l., Milan (49%)
Voreas S.r.l., Corsico (50%)

Malaysia
Foster Wheeler E&C (Malaysia) Sdn. Bhd., Kuala Lumpur (70%)

New Caledonia
CEG Nouvelle-Caledonie, Noumea (50%)

Poland
Foster Wheeler Energy FAKOP Sp. z o.o., Sosnowiec (53.12%)

Saudi Arabia
Foster Wheeler Saudi Arabia Company Limited, Al-Khobar (40%)

Singapore
FWP Joint Venture, Singapore (50%)

South Africa
Foster Wheeler South Africa (PTY) Limited, Midrand (70%)

United Kingdom
BSF Global Limited, London (33.33%)

United States
A/C Power, Maryland (50%)
Martinez Cogen Limited Partnership, New Jersey (50.5%)

Venezuela
OTEPI FW, S.A., Caracas (50%)